UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 19, 2008
Date of Report (Date of earliest event reported)

ROYAL MINES AND MINERALS CORP.
(Exact name of registrant as specified in its charter)

NEVADA	000-52391	20-4178322
(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

#112 - 2580 Anthem Village Dr.
Henderson, NV		89052
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code (702) 588-5973

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Effective November 19, 2008, Royal Mines And Minerals Corp. (the “Company”) appointed certain existing officers and directors to fill the following offices resulting from the resignation of Dr. William Charles Tao, as more particularly described in the Company’s Current Report on Form 8-K filed with the SEC on November 18, 2008.

Mr. K. Ian Matheson, 67, a Director of the Company, was appointed as the Company’s Chief Executive Officer and President on an interim basis while the Company seeks a suitable replacement. Mr. Matheson will be paid a management consulting fee of $5,000 per month until the Company finds a suitable replacement.

Mr. Jason S. Mitchell, 38, a Director and the Chief Financial Officer and Treasurer of the Company, was appointed as the Company’s Secretary to fill the vacancy. There is currently an existing compensatory arrangement with Mr. Mitchell for acting as an officer of the Company. Mr. Mitchell is paid pursuant to a verbal consulting agreement. Under the terms of the agreement, the Company pays Mr. Mitchell $12,000 per month on a month-to-month basis for providing consulting services.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROYAL MINES AND MINERALS CORP.

Date: November 21, 2008
	By:	/s/ Jason S. Mitchell

JASON S. MITCHELL
Chief Financial Officer, Secretary and Treasurer